                                                                 Exhibit 10.19

                                 March 23, 1998

Mr. Warren C. Jenson
284 Hawks Hill Road
New Canaan, CT  06840

Dear Warren:

I am pleased to confirm my verbal offer of employment for the position of Executive Vice President and Chief Financial Officer (CFO) for Delta Air Lines, Inc. (Delta or the Company), effective today. In this assignment, you will report directly to me.

Your initial and minimum base salary will be $500,000 per annum, payable in accordance with the usual payment practices of the Company.

With respect to each fiscal year beginning with the fiscal year ending June 30, 1999 during which you are employed by the Company, you will be eligible to receive in addition to your base salary an annual incentive compensation award (Annual Award) for services rendered during such fiscal year, subject to the terms and conditions of the Company's annual incentive compensation plan as in effect from time to time. Except as provided in the immediately following paragraph, the amount of the Annual Award, if any, with respect to any fiscal year will be based upon performance targets and award levels determined by the Personnel & Compensation Committee of the Board of Directors (or any successor committee designated by the Board) in its sole discretion, in accordance with the Company's annual incentive compensation plan as in effect from time to time; provided that for each fiscal year beginning with the fiscal year ending June 30, 1999, your target award level shall be established in such a manner as to provide you with the opportunity to earn an award of at least 57.5% of your base salary for such fiscal year, assuming performance at the target level.

Mr. Warren C. Jenson
March 23, 1998
Page 2


Notwithstanding the preceding paragraph, you will receive an Annual Award of not less than (1) $100,000 with respect to fiscal year 1998 and (2) $400,000 with respect to fiscal year 1999, unless your employment is terminated by the Company for Cause prior to June 30, 1998 or June 30, 1999, respectively; provided, that if your employment terminates for any reason other than Cause prior to June 30, 1998 or June 30, 1999, respectively, the applicable minimum amount shall be reduced by multiplication by a fraction which, (1) with respect to fiscal year 1998, the numerator of which is the number of days from March 23, 1998 through the date of termination of your employment, and the denominator of which is 100 and (2) with respect to fiscal year 1999, the numerator of which is the number of days from July 1, 1998 through the date of termination of your employment, and the denominator of which is 365.

You will also be a participant in the 1989 Stock Incentive Plan in accordance with the terms of that Plan. You will be granted an initial award with non-qualified stock options on 250,000 shares of Delta common stock. The award date will be March 23, 1998, and the exercise price will be the closing price of Delta common stock on the New York Stock Exchange on that date. These options will vest in 20% increments on each of the first five anniversaries of the award date, subject to the terms and conditions set forth in the award agreement attached as Exhibit A. Future grants, if any, will be in accordance with the Plan.

To compensate you for benefits which you are forfeiting by resigning from NBC to accept a position with the Company, you will be granted (1) 33,000 shares of restricted stock, which will vest in equal amounts (11,000 shares) on each of the first, second, and third anniversaries of March 23, 1998; and (2) an additional 7,000 shares of restricted stock which will vest in equal amounts (1,400 shares) on each of the first five anniversaries of March 23, 1998. These restricted stock awards are subject to the terms and conditions set forth in the award agreement attached as Exhibit B.

Delta will provide reimbursement for the reasonable cost of your legal counsel in connection with the negotiation and preparation of this agreement. While employed by the Company, you will be entitled to such fringe benefits as are provided to Executive Vice Presidents of the Company,

Mr. Warren C. Jenson
March 23, 1998
Page 3


including free and reduced-rate travel, automobile allowance, initiation fees and monthly dues for one country club membership, and similar programs as in effect from time to time.

Except as otherwise provided in this letter agreement, your employment with Delta will be subject to Delta's standard policies and will be governed by the terms and conditions of the Personnel Practices Manual, as may be amended from time to time hereafter. You will be provided with vacation, sick leave, and paid holidays in accordance with Delta's standard policy regarding these benefits for Executive Vice Presidents of the Company.

You will also be eligible to participate in Delta's standard benefit programs, as amended from time to time, including the following:

 1. DeltaFlex, our flexible benefits plan, which provides you with a menu of choices for medical, dental, life insurance, and disability benefits.

 2. The Officer Life Insurance program.

 3. The Delta Family-Care Disability and Survivorship Plan, which provides certain disability benefits to you and certain benefits in the event of your death.

 4. The Delta Family-Care Retirement Plan benefit will accrue from the date you join Delta. In addition, Delta has a nonqualified plan which will cover any excess benefits not payable by the Delta Family-Care Retirement Plan (due to Section 415 or 401(a)(17) limitations). For purposes of both vesting and benefit accrual, you will be deemed to have eleven (11) additional years of service with Delta, provided that you complete at least three (3) years of actual service as an employee with Delta. The additional benefit will be paid under the nonqualified plan.

 5. After one year of service, the Delta Family-Care Savings Plan, which currently features pre-tax or post-tax employee contributions of up to 12% (up to the limits of the Internal Revenue Code), and a 50% match of your contributions on the first 4% of salary, with Delta's maximum contribution equal to 2% of your salary.

Mr. Warren C. Jenson
March 23, 1998
Page 4


The Company will pay all costs of relocation of you and your family to the Atlanta metropolitan area in accordance with the Company's relocation policy supplemented as follows:

       a) Reasonable temporary living expenses for you and your family in the Atlanta metropolitan area for a period not to exceed six months from April 23, 1998;

       b) If you so elect prior to April 23, 1999, the Company will purchase from you your primary residence as of the date hereof. The purchase price will be equal to the average of the estimates of the fair market value of the residence as determined, within 30 days of such election, by two reputable and independent professional real estate appraisers, one of which will be selected by you and one of which will be selected by the Company;

       c) The weight limitation for movement of your household effects will be waived;

       d) The Company will pay up to two discount points with respect to one mortgage financing of your initial new residence in the Atlanta metropolitan area; and

       e) The Company will absorb any income tax liability resulting from relocation benefits provided on your behalf.

Your eligibility for severance benefits is summarized below:

Change in Control

Your eligibility for benefits in conjunction with a Change in Control will be governed by Delta's Retention Protection Agreement applicable to Executive Vice Presidents of the Company.

Termination for Cause or Without Good Reason

No severance benefit provided.

Mr. Warren C. Jenson
March 23, 1998
Page 5


Termination Without Cause or For Good Reason*

If your employment is terminated prior to March 23, 2001 (other than by reason of death or disability) by the Company without Cause or by you with Good Reason, you will receive: (1) the balance of your then current base salary and then current target ICP award through March 22, 2001 (subject to a minimum of twelve
(12) months of such salary and award), (2) immediate vesting of any unvested stock option and restricted stock awards which you have been granted on March 23, 1998, and (3) immediate vesting of all accrued retirement plan benefits, including your eleven (11) additional years of service credit. For purposes of this letter agreement, the terms "Cause" and "Good Reason" (and related terms) shall have the meanings set forth in Exhibit C accompanying this letter agreement.

Termination After Death or Disability*

If your employment is terminated due to death or disability prior to March 23, 2001, you will receive: (1) such death or disability benefits as shall then be maintained by the Company for which you or your survivors are eligible; (2) immediate vesting of any unvested stock option and restricted stock awards which you have been granted on March 23, 1998, and (3) immediate vesting of all accrued retirement plan benefits, including your eleven (11) additional years of service credit.

In the event of any conflict between the terms of this letter agreement and the terms of any other agreement, award or arrangement contemplated hereby, the terms of this letter agreement shall control. This letter agreement supersedes all prior discussions and documentation concerning your compensation arrangements with the Company.

If the terms outlined above reflect your understanding of our offer and you accept employment based on these terms, please indicate your acceptance by signing the two original letters provided. Please keep one letter for your records and return the other to me.

Warren, we are extremely pleased to have you join the Delta team, and I look forward with great pleasure to our association with you in this important role

-------------------------------
* In the event a Qualifying Event (as defined in your Retention Protection Agreement) occurs during the term of your Retention Protection Agreement, the Retention Protection Agreement shall apply instead of these provisions.

Mr. Warren C. Jenson
March 23, 1998
Page 6


at Delta. I anticipate benefiting from your expertise, and I believe you will help us establish a winning formula for success in the future.

Sincerely,

Leo F. Mullin

                                                     Accepted and agreed to this
                                                     23rd day of March, 1998

                                                     ----------------------
                                                     Warren Jenson

                    EXECUTIVE RETENTION PROTECTION AGREEMENT


         EXECUTIVE RETENTION PROTECTION AGREEMENT ("Agreement") dated as of March 23, 1998 (the "Effective Date") by and between Delta Air Lines, Inc., a Delaware corporation (the "Company"), and
Warren C. Jenson ("Executive").

         WHEREAS, Executive is presently employed by the Company in a key management capacity; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders that appropriate steps be taken to reinforce and encourage the continued attention of key management personnel, including Executive, to their assigned duties without the distraction that may arise from personal uncertainties associated with any pending or threatened change in control of the Company; and

         WHEREAS, the Board has also determined that it is in the best interests of the Company and its stockholders to encourage Executive's continued availability to the Company in the event of a change in control.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration including, but not limited to, Executive's continuing employment with the Company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                TERM OF AGREEMENT

         SECTION 1.01. Initial Term. The term of this Agreement shall commence on the Effective Date and shall expire December 31, 1998 (the "Initial Term"), subject to Sections 1.02 and 1.03.

         SECTION 1.02. Extensions. As of each December 31 after the Effective Date, the term of this Agreement shall automatically be extended by one year (each such additional one-year period following the Initial Term a "Successive Period") unless, at least sixty days prior to such December 31, (i) either party has provided the other with written notice of such party's intent that the term of this Agreement not be so extended or (ii) there occurs a termination of Executive's employment with the Company.

         SECTION 1.03. Automatic Extension Upon Change in Control. In the event that a Change in Control occurs during the Initial Term or any Successive Period, upon the effective date of such Change in Control the term of this Agreement shall automatically be extended for a period of 36 months from the effective date of such Change in Control. The 36-month extension described in this Section 1.03 shall take effect regardless of whether, before or after the effective date of a Change in Control, Executive or the Company has given written notice of intent not to extend the term of the Agreement pursuant to
Section 1.02 or there has occurred a termination of Executive's employment, provided the term of the Agreement has not yet expired as of such effective date.

                                    ARTICLE 2

                   OBLIGATIONS OF COMPANY ON CHANGE IN CONTROL

         SECTION 2.01. Deferred Compensation. (a) In the event that a Change in Control occurs during the term of this Agreement, the Company shall promptly thereafter cause to be irrevocably deposited in trust for the benefit of Executive and his or her beneficiaries, on the terms set forth in Section 2.01(c), an amount equal to the balance as of the date of such deposit of Executive's accounts under the Deferred Compensation Plan. (Such trust is hereinafter referred to as the "Deferred Compensation Trust.") From and after the date of such Change in Control, the Company shall cause to be irrevocably deposited in the Deferred Compensation Trust any additional amounts that may be deferred from time to time by Executive under the Deferred Compensation Plan. Each such subsequent deposit shall be made on the date the applicable deferred amount would otherwise have been received by Executive, but for Executive's election to defer such receipt under the Deferred Compensation Plan.

         (b) The trustee of the Deferred Compensation Trust shall be a bank that is organized under the laws of the United States of America, has assets exceeding $500,000,000, and may validly exercise trustee powers under Georgia state law. All trustee's fees and other expenses of administering the Deferred Compensation Trust shall be borne by the Company.

         (c) The instrument governing the Deferred Compensation Trust (the "Trust Instrument") shall, to the extent reasonably necessary to assure that the Deferred Compensation Plan will continue to be treated as "unfunded" for purposes of ERISA and the Code, provide that upon insolvency of the Company the assets of the Trust will be subject to the claims of the Company's general creditors. The Trust Instrument shall provide that in all other respects the assets of the Deferred Compensation Trust will be maintained for the exclusive benefit of Executive and his or her beneficiaries, and will otherwise be subject to all fiduciary and other requirements of applicable state trust law. The Trust Instrument shall require that the trustee invest the assets of the Trust in a manner calculated to match as closely as the trustee deems reasonably possible the investment elections made from time to time by Executive under the Deferred Compensation Plan, and shall provide for payment of benefits in accordance with the terms of Executive's applicable payment elections as in effect from time to time under the Deferred Compensation Plan.

         (d) After the date of a Change in Control, the Company shall not (other than pursuant to Section 3.03(i) hereof) take any steps to disturb or alter Executive's (or Executive's beneficiaries') rights to receive amounts deferred under the Deferred Compensation Plan in accordance with such Executive's applicable payment elections as in effect from time to time. Nothing herein or in the Trust Instrument shall relieve the Company of its obligation to pay benefits under the Deferred Compensation Plan in accordance with the terms of such Plan, to the extent such benefits are not paid from the Deferred Compensation Trust.

         SECTION 2.02. Payment of Performance-Based Awards. In the event that a Change in Control occurs during the term of this Agreement and while Executive is employed by the Company, the Company shall promptly thereafter pay Executive the sum of (i) the Reference Incentive Compensation Award, prorated to reflect the portion of the fiscal year elapsed through the date of the Change in Control, and (ii) the Reference Long-Term Award, for each performance period that includes the date of the Change in Control under any long-term incentive plan maintained by the Company, prorated to reflect the portion of such performance period elapsed through the date of the Change in Control. The amounts referred to in clauses (i) and (ii) above shall be paid in the form of cash or shares of Company stock, in accordance with the terms of the applicable award agreements. The payment under this Section 2.02 shall discharge all liabilities of the Company to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) above.

         SECTION 2.03. Stock Options, Stock Appreciation Rights and Non-Performance-Based Award. In the event that a Change in Control occurs during the term of this Agreement and while Executive is employed by the Company, all outstanding stock options, stock appreciation rights, restricted stock (if not performance-based), or other non-performance-based awards held by Executive pursuant to the provisions of the Company's 1989 Stock Incentive Plan or any successor plan shall become immediately vested, nonforfeitable and exercisable as of the date of the Change in Control.

         SECTION 2.04. Gross-Up Payment. In the event that a Change in Control occurs during the term of this Agreement, if any payment or acceleration of vesting or exercisability under this Article 2 would result in the imposition of excise tax under Section 4999 of the Code, or of any interest or penalties with respect to such excise tax, then Executive shall be entitled to a Gross-Up Payment with respect to such excise tax, interest or penalties. Such Gross-Up Payment shall be determined in the manner set forth in Article 4 (excluding Paragraph A and the last sentence of Paragraph B of Section 4.01), substituting the term "Change in Control" for the term "Qualifying Event" in Section 4.02. In addition, such Gross-Up Payment shall be subject to the provisions of Section 4.03 in the same manner as if such Gross-Up Payment had been paid under Article 4. The Company shall pay Executive the Gross-Up Payment described in this Section 2.04 as soon as practicable following the Change in Control, but in no event later than 30 days from such Change in Control.

                                    ARTICLE 3

                               SEVERANCE BENEFITS

         SECTION 3.01. Right to Severance Benefits. In the event that a Qualifying Event occurs during the term of this Agreement, Executive shall be entitled to receive from the Company Severance Benefits as described in Section
3.03 and the Gross-Up Payment described in Section 4.01. The Severance Benefits described in Sections 3.03(a), 3.03(b), 3.03(c), 3.03(d), 3.03(e), 3.03(f),
3.03(h) and 3.03(i), as well as the Gross-Up Payment, shall be paid or provided to Executive as soon as practicable following the Qualifying Event, but in no event later than 30 days from such Qualifying Event.

         SECTION 3.02. Qualifying Event. A "Qualifying Event" means any of the following events:

         (a) The involuntary termination of Executive's employment by the Company during the 36-month period following a Change in Control, other than (i) for Cause, or (ii) by reason of Executive's death or Disability;

         (b) Executive's voluntary termination of employment for Good Reason during the 36-month period following a Change in Control; or

         (c) The occurrence of a Change in Control within one year after (i) the involuntary termination of Executive's employment by the Company other than (A) for Cause, or (B) by reason of Executive's death or Disability; or (ii) Executive's voluntary termination of employment for Good Reason; if, in the case of either clause (i) or (ii), the involuntary termination or actions giving rise to the existence of Good Reason, as the case may be, were undertaken by the Company in anticipation of a Change in Control.

         SECTION 3.03. Severance Benefits. Executive shall be entitled to the following benefits (the "Severance Benefits") under the circumstances described in Section 3.01:

         (a) The Company shall pay Executive a lump sum, in cash, equal to Executive's earned but unpaid Base Salary and other earned but unpaid cash entitlements for the period through and including the date of termination of Executive's employment, including unused earned and accrued vacation pay and unreimbursed business expenses. In addition, Executive shall be entitled to any other benefits earned or accrued by Executive for the period through and including the date of termination of Executive's employment under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein.

         (b) In the case of a Qualifying Event described in Section 3.02(c), the Company shall pay Executive the amount that would have been payable to Executive under Section 2.02, had the Change in Control occurred as of the date of termination of Executive's employment. The payment under this Section 3.03(b) shall be reduced by any payments previously made to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) of Section 2.02.

         (c) The Company shall pay Executive a lump sum, in cash, equal to three times the sum of Executive's Reference Salary and Reference Incentive Compensation Award.

         (d) The Company shall pay Executive a lump sum, in cash, equal to the actuarial present value of the difference between the retirement benefits described in clauses (i) and (ii) below:

                  (i) The retirement benefits described in this clause shall be the total benefits that would be payable to Executive and his or her spouse under the Qualified Pension Plan and the Nonqualified Pension Plans in the form of a monthly annuity commencing as of Executive's Earliest Retirement Date, calculated in accordance with the terms of such plans as in effect on the date of termination of Executive's employment (or, if greater, as in effect immediately prior to the Change in Control), and assuming:

                           (A) Executive is fully vested in his or her benefits
                  under such plans;

                           (B) The number of years of Executive's credited
                  service for purposes of benefit accrual under such plans is equal to three plus the number of such years of service credited under such plans without regard to this Section 3.03(d)(i)(B);

                           (C) Executive's age as of the Earliest Retirement
                  Date is equal to Executive's actual age as of such date plus three years, for purposes of calculating any reduction under such plans for early commencement of benefits; and

                           (D) As of Executive's annuity starting date,
                  Executive has a spouse who meets the requirements set forth in the Qualified Pension Plan for entitlement to automatic joint and survivor annuity benefits.

                  (ii) The retirement benefits described in this clause shall be the benefits that would be payable to Executive and his or her spouse under the Qualified Pension Plan in the form of a monthly annuity commencing as of Executive's Earliest Retirement Date, calculated in accordance with the terms of such Plan, assuming that as of Executive's annuity starting date Executive has a spouse who meets the requirements set forth in the Qualified Pension Plan for entitlement to automatic joint and survivor annuity benefits.

For purposes of this Section 3.03(d), "actuarial present value" shall be calculated using the assumptions in effect, immediately prior to the Change in Control, for purposes of calculating actuarial equivalence under the Qualified Pension Plan. The payment under this Section 3.03(d) shall be reduced, in the case of a Qualifying Event described in Section 3.02(c), by the total amount of payments (if any) made to Executive and his or her spouse under the Nonqualified Pension Plans between the date of termination of Executive's employment and the date of payment under this Section 3.03(d). The payment under this Section 3.03(d) shall discharge all liabilities of the Company with respect to retirement benefits of Executive under the Nonqualified Pension Plans.

         (e) (i) If Executive has attained age 52 as of the date of termination of his or her employment, Executive shall be entitled to retiree medical and monthly survivor benefits from the Company commencing as of the date of the Qualifying Event. Such benefits shall be provided at a level of coverage no less generous, and at the same cost to Executive, as the retiree medical and monthly survivor benefits for which Executive would have been eligible upon retirement under the retiree benefits program maintained by the Company as in effect immediately prior to the Change in Control, provided, that if Executive has earned at least ten years of Continuous Service under the Qualified Pension Plan as of the date of termination of employment (taking into account the assumption set forth in Section 3.03(d)(i)(B)), the Company shall pay Executive a lump sum, in cash, equal to the present value (as of the date of the Qualifying Event) of any premium imposed solely because of early retirement. The assumption set forth in Section 3.03(d)(i)(B) shall be taken into account in determining the level of any service-related premium to which Executive becomes subject at any time with respect to retiree medical benefits provided by the Company.

                  (ii) If, after taking into account the assumption set forth in
         Section 3.03(d)(i)(C), Executive has attained age 52 as of the date of termination of his or her employment, the Company shall, at its election, provide to Executive either: (A) retiree medical and monthly survivor benefits described in (i) above; or (B) a lump sum, in cash, equal to the present value (as of the date of the Qualifying Event) of the retiree medical and monthly survivor benefits described in (i) above.

                  (iii) If, after taking into account the assumption set forth in Section 3.03(d)(i)(C), Executive has not attained age 52 as of the date of termination of his or her employment, the Company shall pay Executive a lump sum, in cash, equal to the present value (as of the date of the Qualifying Event) of medical, disability and monthly survivor coverage (as provided to active nonpilot personnel) of Executive and Executive's eligible dependents under the Medical Plans and Disability Plan for 36 months from the date of the Qualifying Event.

                  (iv) In determining present value under clauses (i), (ii) and
         (iii) above, all terms applicable to Executive under the Medical Plans and Disability Plan immediately prior to the date of the Change in Control (including the level of premiums payable by Executive) shall be taken into account. The amount of such present value shall be determined by Northern Trust Retirement Consulting Inc. (the "Actuarial Firm") on the basis of such assumptions as the Actuarial Firm determines to be reasonable. In the event that the Actuarial Firm is serving as actuary for the Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized actuarial firm to make the determinations required hereunder (which actuarial firm shall then be referred to as the Actuarial Firm hereunder). The Actuarial Firm shall provide its determination and detailed supporting calculations both to the Company and Executive within fifteen business days of the receipt of notice from Executive that there has been a Qualifying Event, or such earlier time as is requested by the Company. All fees and expenses of the Actuarial Firm shall be borne solely by the Company.

         (f) The Company shall provide Executive with a fully paid-up term life insurance policy (with premiums pre-paid for the remainder of Executive's life) on

Executive's life, providing Executive's beneficiaries with a death benefit of $50,000. In addition, if Executive is eligible for early or normal retirement benefits under the Qualified Pension Plan as of the date of termination of Executive's employment, the Company shall provide Executive a fully paid-up term life insurance policy (with premiums pre-paid for the remainder of Executive's life) on Executive's life, providing Executive's beneficiaries with a death benefit of two times Executive's Reference Salary. For purposes of determining Executive's entitlement to the life insurance policy described in the preceding sentence, the assumptions set forth in Sections 3.03(d)(i)(B) and 3.03(d)(i)(C) shall be taken into account.

         (g) Executive and Executive's spouse, for the remainder of their respective lives, and Executive's dependent children, for so long as they are under age 18 (or under age 23 if a full-time student), shall be entitled to free system-wide flight privileges on Company flights to any location which the Company serves. Such privileges shall entitle Executive, Executive's spouse and Executive's dependent children to unlimited positive space (or space available, at Executive's option) first-class tickets, but Executive's dependent children shall not be entitled to first-class privileges if under age 8; provided further that all of such flight privileges shall otherwise be subject to the same conditions and restrictions as pertain from time to time to the flight privileges generally provided by the Company to its retirees. Nothing herein shall be deemed as a limitation upon any retiree flight privileges for which Executive may otherwise qualify.

         (h) In the case of a Qualifying Event described in Section 3.02(c), all outstanding stock options, stock appreciation rights, restricted stock (if not performance-based), or other non-performance-based awards held by Executive pursuant to the provisions of the Company's 1989 Stock Incentive Plan or any successor plan shall become immediately vested, nonforfeitable and exercisable as of the date of the Change in Control. In addition, in the case of such a Qualifying Event, the Company shall, with respect to any such stock option, stock appreciation right, restricted stock or other nonperformance-based award forfeited by Executive on or after the date of termination of Executive's employment (except where such forfeiture occurs solely by reason of expiration of the term of such award), pay to Executive a lump sum, in cash, equal to the fair market value such award would have had as of the date of the Change in Control, taking into account the exercise price, if any, associated with such award and treating such award as fully vested and exercisable.

         (i) The Company shall pay (or cause the Deferred Compensation Trust to pay) to Executive a lump sum, in cash, equal to the balance of Executive's accounts under the Deferred Compensation Plan.

         (j) The Company shall indemnify Executive (and Executive's legal representatives or other successors) to the fullest extent permitted by the

Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Effective Date, or by the terms of any indemnification agreement between the Company and Executive, whichever affords or afforded greater protection to Executive, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive's legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or Executive's legal representatives or other successors) may be made a party by reason of Executive's being or having been a director, officer or employee of the Company, or any Subsidiary or Executive's serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company.

                                    ARTICLE 4

                              CERTAIN TAX PAYMENTS

         SECTION 4.01. Gross-Up Payment. The Company shall pay to Executive an additional lump sum payment (the "Gross-Up Payment"), in cash, equal to the sum of the amounts described in Paragraphs A and B (if any), below:

                  A. Executive shall be entitled under this paragraph to the sum of (i) the present value of all of Executive's applicable Federal, state and local taxes arising due to payments or coverage provided under Section 3.03(e), and (ii) an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes on such additional amount, Executive will retain an amount equal to the total of Executive's applicable Federal, state and local taxes arising due to the payment required pursuant to clause (i) above. For purposes of clause (i) above, present value shall be determined using the appropriate "applicable federal rate" promulgated by the Treasury Department under Code Section 1274(d) for the month in which the Gross-Up Payment is made, assuming that all taxes will be paid on the due date therefor (without regard to extensions).

                  B. If any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with, or plan of the Company, including but not limited to stock options and other long-term incentives (in the aggregate "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled under this paragraph to an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, Executive will retain an amount equal to the Excise Tax imposed on the Total Payments. The amount determined under this Paragraph B upon the occurrence of a Qualifying Event shall be reduced by the amount of any Gross-Up Payment previously paid to Executive under Section 2.04.

For purposes of Paragraphs A and B above, Executive's applicable Federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions resulting from receipt of the Gross-Up Payment.

         SECTION 4.02. Determinations. All determinations required to be made under this Article 4, including the amount of the Gross-Up Payment, whether a payment is required under Paragraph B of Section 4.01, and the assumptions to be used in determining the Gross-Up Payment, shall be made by Arthur Andersen LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within twenty business days of the receipt of notice from Executive that there has been a Qualifying Event, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

         SECTION 4.03. Subsequent Redetermination. Executive agrees (unless requested otherwise by the Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Executive owes an amount of Excise Tax greater than the amount determined pursuant to Section 4.02; provided, that Executive shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by Executive in contesting such determination. In the event the Internal Revenue Service or any court of competent jurisdiction determines that Executive owes an amount of Excise Tax that is either greater or less than the amount previously taken into account and paid under this Article 4, the Company shall promptly pay to Executive, or Executive shall promptly repay to the Company, as the case may be, the amount of such excess or shortfall. In the case of any payment that the Company is required to make to Executive pursuant to the preceding sentence (a "Later Payment"), the Company shall also pay to Executive an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes on such additional amount, Executive will retain an amount equal to the total of Executive's applicable Federal, state and local taxes arising due to the Later Payment. In the case of any repayment of Excise Tax that Executive is required to make to the Company pursuant to the second sentence of this Section 4.03, Executive shall also repay to the Company the amount of any additional payment received by Executive from the Company in respect of applicable Federal, state and local taxes on such repaid Excise Tax, to the extent Executive is entitled to a refund of (or has not yet paid) such Federal, state or local taxes.

                                    ARTICLE 5

                           SUCCESSORS AND ASSIGNMENTS

         SECTION 5.01. Successors. The Company will require any successor (whether by reason of a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         SECTION 5.02. Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount is owed but unpaid to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to Executive's devisee, legatee, or other designee, or if there is no such designee, to Executive's estate. Executive's rights hereunder shall not otherwise be assignable.

                                    ARTICLE 6

                                  MISCELLANEOUS

         SECTION 6.01. Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed if to the Company, to:
                  Delta Air Lines, Inc.
                  Hartsfield Atlanta International Airport
                  Post Office Box 20706
                  Atlanta, GA 30320-2534
                  Attn: General Counsel;

         if to Executive, to Executive's last known address as reflected on the books and records of the Company or such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 6.02. Legal Fees and Expenses. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are reasonably incurred by Executive as a result of (i) the Company's refusal to provide Severance Benefits or other amounts in accordance herewith, (ii) the Company's (or any third party's) contesting the validity, enforceability, or interpretation of the Agreement, (iii) any conflict between the parties pertaining to this Agreement, (iv) Executive's contesting any determination by the Internal Revenue Service pursuant to Section 4.03, or (v) Executive's pursuing any claim under Section 6.16 hereof.

         SECTION 6.03. Arbitration. Executive shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within 50 miles from the location of his or her job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Executive's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses reasonably incurred by Executive, shall be borne by the Company.

         SECTION 6.04. Unfunded Agreement. Except to the extent otherwise provided in Article 2, the obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive's beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

         SECTION 6.05. Non-Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any compensation and/or benefit plans (qualified or nonqualified), programs, policies, or practices provided by the Company, for which Executive may qualify. Vested benefits or other amounts which Executive is otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under the Qualified Pension Plan), at or subsequent to the date of termination of Executive's employment shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

         SECTION 6.06. Compensation Taken Into Account. Severance Benefits provided hereunder (other than the Base Salary and Reference Incentive Compensation Award payable pursuant to Sections 3.03(a) or 3.03(b)) shall not be considered for purposes of determining Executive's benefits under any other plan or program of the Company (including without limitation the Qualified Pension Plan and the Nonqualified Pension Plans).

         SECTION 6.07. Employment Status. Nothing herein contained shall interfere with the Company's right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide such Severance Benefits and other amounts as may be required hereunder.

         SECTION 6.08. Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

         SECTION 6.09. No Set-Off. The Company's obligations to make all payments and honor all commitments under this Agreement shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive.

         SECTION 6.10. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to Executive's employment and/or severance rights upon a Change in Control, and supersedes all prior discussions, negotiations, and agreements concerning such rights, including, but not limited to, any prior severance agreement made between Executive and the Company.

         SECTION 6.11. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

         SECTION 6.12. Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         SECTION 6.13. Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         SECTION 6.14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws.

         SECTION 6.15. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

         SECTION 6.16. Claim Review Procedure. If Executive is denied benefits under this Agreement, Executive may request, in writing, a review of the denial by the Company or its designee within 60 days of receiving written notice of the denial. The Company shall respond in writing to a written request for review within 90 days of receipt of such request. Neither the claim procedure set forth in this Section 6.16 nor Executive's failure to adhere to such procedure shall derogate from Executive's right to enforce this Agreement through legal action, including arbitration as provided in Section 6.03.

                                    ARTICLE 7

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below.

                  "Accounting Firm" has the meaning accorded such term in
         Section 4.02.

                  "Actuarial Firm" has the meaning accorded such term in Section 3.03(e)(iv).

                  "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on the Effective Date.

                  "Base Salary" means, at any time, the then-regular annual rate of pay which Executive is receiving as annual salary.

                  "Beneficial Ownership." A Person shall be deemed the "Beneficial Owner"of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on the Effective Date.

                  "Board" has the meaning accorded such term in the second "Whereas" clause of this Agreement.

                  "Cause" means the occurrence of any one or more of the following:

                           (a) A demonstrably willful and deliberate act or
                  failure to act by Executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which act or inaction is not remedied within fifteen business days of written notice from the Company; or

                           (b) Executive's conviction for committing an act of
                  fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

         Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

                  "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                           (a) Any Person (other than an Excluded Person)
                  acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                           (b) During any period of two consecutive years (not
                  including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                           (c) A reorganization, merger or consolidation of the
                  Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (d) The shareholders of the Company approve (i) a
                  complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Executive, if Executive is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning accorded such term in the introductory paragraph of this Agreement.

                  "Deferred Compensation Plan" means the Company's Executive Deferred Compensation Plan (or any similar successor plan adopted by the Company), as in effect immediately prior to the Change in Control.

                  "Deferred Compensation Trust" has the meaning accorded such term in Section 2.01.

                  "Disability" means Long-Term Disability, as such term is defined in the Disability Plan.

                  "Disability Plan" means the Delta Family-Care Disability and Survivorship Plan (or any successor disability and/or survivorship plan adopted by the Company), as in effect immediately prior to the Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such Plan).

                  "Earliest Retirement Date" means the earliest date, after the date of termination of Executive's employment, as of which Executive would be eligible to commence receiving retirement benefits under the Qualified Pension Plan.

                  "Effective Date" has the meaning accorded such term in the introductory paragraph of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excise Tax" has the meaning accorded such term in Section
         4.01.

                  "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

                  "Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

                  "Good Reason" means, without Executive's express written consent, the occurrence of any one or more of the following:

                           (a) The assignment to Executive of duties
                  inconsistent with Executive's authorities, duties, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of Executive's authorities, duties, or responsibilities, from those in effect as of the Reference Date; other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by Executive;

                           (b) The Company's requiring Executive to be based at
                  a location in excess of 50 miles from Executive's principal job location or office immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with Executive's business travel obligations immediately prior to the Reference Date;

                           (c) A reduction by the Company of Executive's Base
                  Salary as in effect on the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in Executive's short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which Executive is eligible as in effect on the Reference Date;

                           (d) The failure by the Company to keep in effect
                  compensation, retirement, health and welfare benefits, or perquisite programs under which Executive receives benefits substantially similar, in the aggregate, to the benefits under such programs as exist immediately prior to the Reference Date (other than pursuant to an equivalent reduction in such benefits of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or the failure of the Company to meet the funding requirements, if any, of any of such programs; or

                           (e) Any material breach by the Company of its
                  obligations under this Agreement or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under this Agreement, as required by
                  Article 5 herein, provided that such successor has received at least ten days written notice from the Company or Executive of the requirements of Article 5.

                  "Gross-Up Payment" has the meaning accorded such term in
         Section 4.01.

                  "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

                  "Initial Term" has the meaning accorded such term in Section 1.01.

                  "Later Payment" has the meaning accorded such term in Section 4.03.

                  "Medical Plans" means the DeltaFlex and the Delta Family-Care Medical Plans (or any successor medical plans adopted by the Company), as in effect immediately prior to the Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such Plans).

                  "Nonqualified Pension Plans" means the 1991 Delta Excess Benefit Plan and the Delta Supplemental Excess Benefit Plan (or any successor nonqualified defined benefit retirement plans adopted by the Company).

                  "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

                  "Qualified Pension Plan" means the Delta Family-Care Retirement Plan (or any successor qualified defined benefit retirement plan adopted by the Company).

                  "Qualifying Event" has the meaning accorded such term in
         Section 3.02.

                  "Reference Date" means the earlier to occur of (i) a Change in Control and (ii) the date 90 days prior to the termination of Executive's employment.

                  "Reference Incentive Compensation Award" means:

                           (a) for purposes of Article 2 hereof, the greater of
                  the target annual incentive compensation award or bonus (A) for the Company's most recently completed fiscal year prior to the Change in Control; and (B) for the Company's fiscal year that includes the Change in Control.

                           (b) for purposes of Article 3 hereof, the greater of
                  the target annual incentive compensation award or bonus (A) for the Company's most recently completed fiscal year prior to the termination of Executive's employment; and (B) for the Company's fiscal year that includes Executive's termination of employment.

                  For purposes of both parts (a) and (b) of this definition, the "target annual incentive compensation award or bonus" with respect to any fiscal year shall be determined by multiplying the target salary percentage applicable to Executive for such year by the Reference Salary.

                  "Reference Long-Term Award" means, for each performance period that includes the date of a Change in Control under a long-term incentive plan maintained by the Company, the greater of (i) the actual award payable to Executive for such performance period, calculated as if such performance period had ended on the date of the Change in Control and (ii) the target award payable to Executive for such performance period.

                  "Reference Salary" means the greater of Executive's annual rate of Base Salary as in effect (i) upon the date of termination of Executive's employment, and (ii) immediately prior to the Change in Control.

                  "Severance Benefits" has the meaning accorded such term in
         Section 3.03.

                  "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Successive Period" has the meaning accorded such term in
         Section 1.02.

                  "Total Payments" has the meaning accorded such term in Section 4.01.

                  "Trust Instrument" has the meaning accorded such term in
         Section 2.01.

                  "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board.



IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.



EXECUTIVE                         Delta Air Lines, Inc.


/s/ Warren C. Jenson              By:  /s/ Leo F. Mullin
------------------------               ------------------------------
                                  Name:  Leo F. Mullin
                                  Title: President and Chief Executive Officer

                                                                    Attachment A

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                       UNDER THE 1989 STOCK INCENTIVE PLAN

                                 March 23, 1998

Warren C. Jenson
Executive Vice President and Chief Financial Officer

         The 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended ("Plan"), is intended as an inducement for officers, executives and key employees of Delta Air Lines, Inc. (the "Company") to continue in the employment of the Company, and to provide a greater incentive to such employees to make material contributions to the Company's success by increasing their proprietary interest in the Company through increased direct stock ownership. The Plan, which provides for certain awards to eligible employees, is administered by the Personnel & Compensation Committee of the Board of Directors (the "Committee"). Pursuant to the Plan, the Committee selected you to receive an award of a Nonqualified Stock Option under the Plan, effective as of the close of business on March 23, 1998, and has instructed me, on behalf of the Company, to provide this Agreement to you.

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you as an employee of the Company (hereinafter called "Employee"), do hereby agree as follows:

         1. The Company hereby grants to Employee a Nonqualified Stock Option ("Stock Option") covering 250,000 shares of Stock, as defined in the Plan, a copy of which has been furnished to Employee. This award is in all respects made subject to the terms and conditions of the Plan and, by signing and returning a copy of this Agreement to the Secretary of the Company, Employee acknowledges that he has read this Agreement and the Plan and agrees to all of the terms and conditions thereof for himself, any designated beneficiary and his heirs, executors, administrators or personal representatives. Terms used in this Agreement which are defined in the Plan shall have the meanings set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Employee also acknowledges receipt of the Prospectus dated October 23, 1997, relating to the Plan.

         2. The Option Price of the Stock Option covered by this award shall be $115.75 per share, the closing price of the Stock on the New York Stock Exchange (the "NYSE") on March 23, 1998, the date of this award.

         3. Subject to the terms and conditions of the Plan and the other provisions of this Agreement, the Stock Option shall become exercisable in installments as follows, provided Employee continues to be employed by the Company on the dates indicated:

                   Number of Shares with
                  Respect to which Option
                  First Becomes Exercisable                                 Date
                  -------------------------                            --------------
                           50,000                                      March 23, 1999
                           50,000                                      March 23, 2000
                           50,000                                      March 23, 2001
                           50,000                                      March 23, 2002
                           50,000                                      March 23, 2003

In the event of the occurrence prior to March 23, 2001 of the termination of Employee's employment (i) by the Company without Cause, (ii) by Employee with Good Reason or (iii) by reason of Employee's death or Disability (as defined in the Plan), the Stock Option shall immediately become fully exercisable, and the termination of Employee's employment will be treated, for purposes of determining the terms of exercise of the Stock Option under Section 10(b) of the Plan, as having occurred because of Employee's Retirement. For purposes of this Agreement, the terms "Cause" and "Good Reason" shall have the respective meanings assigned such terms in Annex A attached hereto.

         4. Subject to the terms and conditions of the Plan and the other provisions of this Agreement, including Paragraph 8 below, the Stock Option granted to Employee herein may be exercised during the period beginning as set forth in Paragraph 3 above and ending March 22, 2008, except as provided in Sections 5 and 10 of the Plan. Subject to the terms and conditions of the Plan, Employee (or, if Employee is deceased, a party acting on his behalf pursuant to Section 10 of the Plan) may exercise the Stock Option granted herein in whole or, from time to time, in part by way of a written notice delivered to the Secretary of the Company which includes the following: (i) name, mailing address and social security number of Employee and the date, which shall be actual date of the notice; (ii) the number of shares of Stock with respect to which the Stock Option is being exercised; (iii) the date of grant and the Option Price with respect to the Stock Option being exercised; and (iv) the signature of Employee or a party acting on behalf of a deceased employee. Payment of the full purchase price of the shares of Stock covered by the exercise shall be made in the manner prescribed by the Committee from time to time. If the Committee, in its sole discretion, shall determine that it is appropriate to do so, such payment may be made in whole or in part by tender of shares of unrestricted Stock, as set forth in Section 5 of the Plan, subject to such requirements or procedures as the Committee may specify.

         5. When the Stock Option is exercised, the Company shall make the appropriate calculations under the Plan and deliver to Employee, as soon as practicable, a certificate or certificates representing the net number of shares of Stock due to Employee pursuant to such exercise, calculated in accordance with this paragraph. Unless other tax withholding arrangements are made by Employee and the Company, the Company shall withhold from the shares of Stock issued to Employee a sufficient number of shares of Stock based on its fair market value on the date of exercise to cover any amounts which the Company is required to withhold to comply with withholding requirements of federal, state or local tax laws, rules or regulations. The fair market value for purposes of the second sentence of this paragraph shall be as reasonably determined by the Committee.

         6. The Stock Option granted herein is not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Section 10(c) of the Plan, and is exercisable during Employee's lifetime only by Employee. In the event that the Stock Option is exercised pursuant to Section 10 of the Plan by any person other than Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Stock Option.

         7. The Stock Option granted herein is subject to all terms of the Plan, including but not limited to Section 10(b), which provides for the forfeiture of certain benefits in certain circumstances in the event of Employee's Retirement prior to his normal retirement date.

         8. Employee acknowledges that the federal securities laws and/or the Company's policies regarding trading in its securities may limit or restrict Employee's right to buy or sell shares of Stock, including, without limitation, sales of Stock to exercise the Stock Option or sales of Stock acquired pursuant to the exercise of the Stock Option. Employee agrees to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

         This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return the original for the Company's records.

         IN WITNESS WHEREOF, the Company, acting through its duly authorized officer, has caused this Agreement to be duly executed, and Employee has hereunto set his hand, all as of the day and year first written above.


                                           DELTA AIR LINES, INC.

                                           BY________________________________
                                           Leo F. Mullin
                                           President and Chief Executive Officer


                                           EMPLOYEE

                                           __________________________________
                                           Warren C. Jenson

                                                                         ANNEX A

"Cause" means the occurrence of any one or more of the following:

         (a) A demonstrably willful and deliberate act or failure to act by you (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which act or inaction is not remedied within fifteen business days of written notice from the Company; or

         (b) Your conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

         Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

"Effective Date" means March 23, 1998.

 "Good Reason" means the occurrence of any one or more of the following, unless you have expressly consented in writing thereto:

         (a) The assignment to you of duties inconsistent with your authorities, duties, titles, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of your authorities, duties, titles or responsibilities, from those in effect as of the Effective Date, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by you;

         (b) The Company's requiring you to be based at a location in excess of 50 miles from your principal job location or office on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with your business travel obligations on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date;

         (c) A reduction by the Company of your base salary as in effect on the later of (i) the Effective Date or (ii) the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in your short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which you are eligible as in effect on the later of (i) the Effective Date or (ii) the Reference Date;

         (d) The failure by the Company to keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which you receive benefits substantially similar, in the aggregate, to the benefits under such programs as exist on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date (other than pursuant to an equivalent reduction in such benefits of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or the failure of the Company to meet the funding requirements, if any, of any of such programs; or

         (e) Any material breach by the Company of its obligations under the letter agreement to which this Annex A relates or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under that letter agreement, provided that such successor has received at least ten days written notice from the Company or you of the requirement to assume those obligations.

"Reference Date" means the date 90 days prior to the termination of your employment.

                                                                  Attachment B


                        RESTRICTED STOCK AWARD AGREEMENT
                       UNDER THE 1989 STOCK INCENTIVE PLAN

                                 March 23, 1998

Warren C. Jenson
Executive Vice President and Chief Financial Officer

         The 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended ("Plan"), is intended as an inducement for officers, executives and key employees of Delta Air Lines, Inc. (the "Company") to continue in the employment of the Company, and to provide a greater incentive to such employees to make material contributions to the Company's success by increasing their proprietary interest in the Company through increased direct stock ownership. The Plan, which provides for certain awards to eligible employees, is administered by the Personnel & Compensation Committee of the Board of Directors (the "Committee"). Pursuant to the Plan, the Committee has selected you to receive an award of Restricted Stock (as defined in the Plan) effective as of the close of business on March 23, 1998, and has instructed me to direct this letter to you.

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you as an employee of the Company (hereinafter called "Employee"), do hereby agree as follows:

          1. Grant of Shares. Pursuant to action of the Committee, the Company hereby grants to Employee 40,000 shares of Restricted Stock (the "Shares"). This award is in all respects made subject to the terms and conditions of the Plan, a copy of which has been provided to Employee, and by signing and returning a copy of this Agreement to the Secretary of the Company, Employee acknowledges that he has read the Plan and agrees to all of the terms and conditions thereof for himself, any designated beneficiary and his heirs, executors, administrators or personal representatives. Terms used in this Agreement which are defined in the Plan shall have the meanings set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Employee also acknowledges receipt of the Prospectus dated October 23, 1997, relating to the Plan.

              As soon as practicable following Employee's execution of this Agreement and the stock power described below in Section 6, a certificate or certificates representing the Shares and bearing the legend described below in
Section 6 shall be issued to Employee. Upon issuance of the certificates representing the Shares, Employee shall have all rights of a stockholder with respect to the Shares, including the right to vote and, subject to Section 10 of this Agreement, to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that the Shares (and any securities of the Company which may be issued with respect to the Shares by virtue of any dividend reinvestment, stock split, combination, stock dividend or recapitalization, which securities shall be deemed to be "Shares" hereunder) shall be subject to the terms and all of the restrictions set forth in this Agreement.

          2. Restriction. Until the restriction imposed by this Section 2 (the "Restriction") has lapsed pursuant to Section 3 or 4 below, Employee shall not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Shares and the Shares shall be subject to forfeiture as set forth in Section 5 below.

          3. Lapse of Restriction by Passage of Time. The Restriction shall lapse and have no further force or effect as follows: (a) with respect to 33,000 of the Shares, as to 33-1/3% of such Shares (including 33-1/3% of any additional Shares which at the time have been purchased with dividends on such Shares) on each of March 23, 1999, 2000 and 2001, provided Employee remains employed by the Company on such dates; and (b) with respect to 7,000 of the Shares, as to 20% of such Shares (including 20% of any additional Shares which at the time have been purchased with dividends on such Shares) on each of March 23, 1999, 2000, 2001, 2002 and 2003, provided Employee remains employed by the Company on such dates.

          4. Lapse of Restriction in Certain Cases. The Restriction shall lapse and have no further force or effect with respect to all Shares hereunder upon the occurrence prior to March 23, 2001 of the termination of Employee's employment (i) by the Company without Cause, (ii) by Employee with Good Reason or (iii) by reason of Employee's death or Disability (as defined in the Plan). For purposes of this Agreement, the terms "Cause" and "Good Reason" shall have the respective meanings assigned such terms in Annex A attached hereto. Employee may provide to the Company written designation naming a person or persons who shall receive the Shares in the event of Employee's death, and such designation must be in a form approved by counsel for the Company. If there is no such approved designation, Shares shall be distributed upon Employee's death pursuant to Employee's last will and testament or as provided by law.

          5. Forfeiture of Shares. In the event of termination of Employee's employment with the Company other than in the circumstances described in clauses
(i), (ii) or (iii) of Section 4 and prior to lapse of the Restriction under
Section 3, Employee shall immediately forfeit all right, title, and interest to the Shares which are still subject to the Restriction, and such Shares shall be canceled or transferred to the Company by Employee, without consideration to Employee or his heirs, executors, administrators or personal representatives.

          6. Endorsement and Retention of Certificates. All certificates representing the Shares shall be endorsed on the face thereof with the following legend:

         "The shares of stock represented by this certificate and the sale, transfer or other disposition of such shares are restricted by and subject to a Restricted Stock Award Agreement dated March 23, 1998 between Warren C. Jenson and the Company, a copy of which is on file with the Secretary of the Company."

         All certificates for Shares shall be held by the Company until the restrictions thereon shall have lapsed and, as a condition to this award, Employee shall execute and deliver to the Company a stock power, endorsed in blank and approved by counsel for the Company, relating to the Shares, as set forth in the Plan.

                   Upon lapse of the Restriction pursuant to Section 3 or 4 of this Agreement without a prior forfeiture of the Shares, a certificate or certificates for an appropriate number of unrestricted Shares shall be delivered to Employee and the certificate with the legend indicated above shall be canceled.

          7. Withholding Taxes. Upon lapse of the Restriction on the Shares pursuant to Section 3 or 4 above, unless other tax withholding arrangements are made by Employee and the Company, sufficient Shares shall be transferred to the Company to provide for the payment of any taxes required to be withheld by federal, state, or local law with respect to income resulting from such lapse. The value of the Shares so transferred shall be the closing price of the Common Stock on the NYSE on the date the Restriction lapses (or, in the event that no sale of the Common Stock takes place on the NYSE on such date, the closing price of the Common Stock on the NYSE on the immediately preceding date on which such a sale occurred).

          8. Rights Not Enlarged. Nothing herein confers on Employee any right to continue in the employ of the Company or any of its subsidiaries.

         9. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and Employee and his heirs, executors, administrators or personal representatives.

          10. Dividends. Any cash dividends which may become payable on the Shares shall be reinvested by the Company in shares of Common Stock, to the extent Shares are available under the Plan. If shares are not so available, dividends shall be paid in cash and held by the Company for the account of Employee until the Restriction lapses. In such event the Company shall pay interest on the amount so held as determined by the Committee, and the accumulated amount of such dividends and interest shall be payable to Employee upon the lapse of the Restriction. Those Shares and any cash held for the account of the Employee shall be governed by the Restriction set forth in the Agreement; the Restriction with respect to such Shares and such cash shall lapse as provided in Sections 3 and 4 of this Agreement; and such shares and such cash shall be forfeited pursuant to Section 5 to the extent that the Shares on which such dividends were paid shall be so forfeited.

          11. Fractional Shares. Upon lapse of the Restriction, certificates for fractional Shares shall not be delivered to Employee, and the value of any fractional Shares which may result from the application of Section 3 or 4 of this Agreement shall be paid in cash to Employee, as determined in the last sentence of Section 7 above.


         This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return the original for the Company's records.

         IN WITNESS WHEREOF, the Company, acting through its duly authorized officer, has caused this Agreement to be duly executed, and Employee has hereunto set his hand, all as of the day and year first written above.


                                         DELTA AIR LINES, INC.

                                         BY
                                         --------------------------------------
                                         Leo F. Mullin
                                         President and Chief Executive Officer

                                         EMPLOYEE

                                         -----------------------------------
                                          Warren C. Jenson

                                                                         ANNEX A

"Cause" means the occurrence of any one or more of the following:

         (a) A demonstrably willful and deliberate act or failure to act by you (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which act or inaction is not remedied within fifteen business days of written notice from the Company; or

         (b) Your conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

         Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

"Effective Date" means March 23, 1998.

 "Good Reason" means the occurrence of any one or more of the following, unless you have expressly consented in writing thereto:

         (a) The assignment to you of duties inconsistent with your authorities, duties, titles, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of your authorities, duties, titles or responsibilities, from those in effect as of the Effective Date, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by you;

         (b) The Company's requiring you to be based at a location in excess of 50 miles from your principal job location or office on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with your business travel obligations on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date;

         (c) A reduction by the Company of your base salary as in effect on the later of (i) the Effective Date or (ii) the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in your short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which you are eligible as in effect on the later of (i) the Effective Date or (ii) the Reference Date;

         (d) The failure by the Company to keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which you receive benefits substantially similar, in the aggregate, to the benefits under such programs as exist on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date (other than pursuant to an equivalent reduction in such benefits of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or the failure of the Company to meet the funding requirements, if any, of any of such programs; or

         (e) Any material breach by the Company of its obligations under the letter agreement to which this Annex A relates or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under that letter agreement, provided that such successor has received at least ten days written notice from the Company or you of the requirement to assume those obligations.

"Reference Date" means the date 90 days prior to the termination of your employment.

                             IRREVOCABLE STOCK POWER


         The undersigned, Warren C. Jenson, does hereby assign, transfer and deliver unto _____________________________________ all of those shares of common stock of Delta Air Lines, Inc. (the "Company") granted as restricted stock (the "Restricted Stock") pursuant to the Restricted Stock Award Agreement Under The 1989 Stock Incentive Plan dated as of March 23, 1998, between the Company and Warren C. Jenson, as well as all of those shares of common stock of the Company purchased for the undersigned with reinvested dividends from the Restricted Stock (collectively, the "Shares").

         The undersigned does hereby irrevocably constitute and appoint _______________________________________ attorney-in-fact, with full power of substitution, to transfer the Shares on the books of the Company, or to direct the Transfer Agent of the Company to so transfer the Shares.


                                               Signature:
                                                          ---------------------
                                            Printed Name:
                                                          ---------------------
                                                    Date:
                                                          ---------------------

Witness:

-------------------------------

                                                                       Exhibit C

"Cause" means the occurrence of any one or more of the following:

         (a) A demonstrably willful and deliberate act or failure to act by you (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which action or inaction is not remedied within fifteen business days of written notice from the Company; or

         (b) Your conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

         Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

"Effective Date" means March 23, 1998.

"Good Reason" means the occurrence of any one or more of the following, unless you have expressly consented in writing thereto:

         (a) The assignment to you of duties inconsistent with your authorities, duties, titles, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of your authorities, duties, titles or responsibilities, from those in effect as of the Effective Date, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by you;

         (b) The Company's requiring you to be based at a location in excess of 50 miles from your principal job location or office on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with your business travel obligations on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date;

         (c) A reduction by the Company of your base salary as in effect on the later of (i) the Effective Date or (ii) the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in your short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which you are eligible as in effect on the later of (i) the Effective Date or (ii) the Reference Date;

         (d) The failure by the Company to keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which you receive benefits substantially similar, in the aggregate, to the benefits under such programs as exist on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date (other than pursuant to an equivalent reduction in such benefits of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or the failure of the Company to meet the funding requirements, if any, of any of such programs; or

         (e) Any material breach by the Company of its obligations under the letter agreement to which this Exhibit C relates or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under that letter agreement, provided that such successor has received at least ten days written notice from the Company or you of the requirement to assume those obligations.

"Reference Date" means the date 90 days prior to the termination of your employment.

                            EXCESS BENEFIT AGREEMENT

         THIS EXCESS BENEFIT AGREEMENT ("Agreement") is made and entered into as of the 1st day of May, 1998, by and between DELTA AIR LINES, INC. (hereinafter the "Company") and Warren C. Jenson, (hereinafter "Key Employee"):

W I T N E S S E T H :

         WHEREAS, the Company has implemented the 1991 Delta Excess Benefit Plan, and the Delta Supplemental Excess Benefit Plan, both as amended (collectively referred to as the "Plans"), and has entered into an Executive Retention Protection Agreement with Key Employee; and

         WHEREAS, Key Employee has been deemed to be a participant in the Plans in accordance with their terms; and

         WHEREAS, Key Employee has rendered valuable service to the Company in various executive capacities and the Company believes it is in the best interest of the Company in seeking to assure itself of Key Employee's continued best efforts in the future to provide for the payment of full retirement and other benefits to the Key Employee; and

         WHEREAS, various sections of the Internal Revenue Code of 1986 (the "Code"), including, but not limited to, Sections 79, 401(a)(4), 401(a)(17), 415, and 505(b) restrict either: (i) compensation that may be taken into account in determining benefits under a qualified pension plan; (ii) benefits that can be paid from qualified pension plans; (iii) compensation that may be taken into account in determining benefits for participants in a Voluntary Employee Beneficiary Association ("VEBA") described in Section 501(c)(9) of the Code; or
(iv) restrict benefits that can be paid from a VEBA (such limitations collectively or individually hereinafter referred to as the "Restrictions"); and

         WHEREAS, the Company wishes to make up under nonqualified excess benefit plans and/or this Agreement any reduction in Key Employee's monthly retirement income benefit, disability or survivor benefits under either the Delta Family-Care Retirement Plan (the "Retirement Plan") or the Delta Family-Care Disability and Survivorship Plan (the "Disability and Survivorship Plan") which results from the Restrictions, or any other applicable laws, statutes, or regulations which restrict in any way the benefits that can be paid from a VEBA or qualified pension plan; and

         WHEREAS, the Board of Directors of the Company has authorized post-retirement life insurance benefits for senior officers in excess of the coverage provided to other employees of the Company through the Basic Lump Sum Death Benefit under the Disability and Survivorship Plan; and

         WHEREAS, certain restrictions imposed by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") prohibit the Company from providing post-retirement life insurance benefits to officers in excess of that provided to other employees of the Company; and

         WHEREAS, the Company wishes to make up any such loss of group life insurance coverage for Key Employee which cannot be provided because of the TEFRA restrictions;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Certain Requirements Not Applicable. The parties specifically acknowledge that this Agreement and Key Employee's participation in the Delta Supplemental Excess Benefit Plan is exempt from certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") including, but not limited to, parts 2, 3 and 4 of Subtitle B of Title 1 of ERISA and is also subject to limited reporting and disclosure requirements of part 1 of Subtitle B of Title 1 of ERISA. The parties further acknowledge that the 1991 Delta Excess Benefit Plan is an "excess benefit plan" as defined in section 3(36) of ERISA and is unfunded and not subject to any provision of ERISA.

         2. Incorporation of the Retirement Plan and the Disability and Survivorship Plan. The terms of the Retirement Plan and the Disability and Survivorship Plan are hereby incorporated into this Agreement by reference, except that changes in those plans which reduce benefits (except such changes as may be required by law) shall be incorporated as to Key Employee only if advance notice of such proposed reduction is given to the Key Employee and the Key Employee agrees to an amendment of this Agreement to incorporate the benefit reduction. The incorporation of the Retirement Plan and the Disability and Survivorship Plan is not intended to modify any provision of this Agreement, and the benefits provided hereunder shall be governed only by the provisions hereof and the Plans. Unless indicated otherwise, capitalized terms used in this Agreement shall have the meaning given those terms in the Retirement Plan and Disability and Survivorship Plan.

         3. Supplemental Retirement Income. Subject to Sections 8 and 18, the Company agrees to pay Key Employee, or, in the event of Key Employee's death, Key Employee's Spouse, at the time and in the manner set forth below, supplemental retirement income ("Supplemental Retirement Income") equal to (a) minus (b) where

                  (a) equals the Early, Normal or Deferred Retirement income benefit or deferred vested pension benefit (whichever is appropriate) which Key Employee would receive or survivor benefit to which his spouse would receive under the Retirement Plan beginning on the Benefit Commencement Date (as defined below) if the Restrictions as reflected in the Retirement Plan and the Code were not in effect;

                  (b) equals the Early, Normal or Deferred Retirement benefit, or deferred vested pension benefit (whichever is appropriate) which Key Employee actually receives or survivor benefit which his Spouse actually receives under the Retirement Plan beginning on the Benefit Commencement Date;

                  (c)      For purposes of determining benefits under (a) and
                           (b) above, any Qualified Domestic Relations Order
                           (QDRO) will be taken into account, such that the benefits payable hereunder will not exceed those which would be payable absent the QDRO.

Except as provided in the next sentence, for purposes of calculating the Supplemental Retirement Income, Key Employee shall be credited with an additional 11 years of service for vesting and benefit accrual purposes under the Retirement Plan (the "Additional Service Credit"). The Additional Service Credit shall not apply if prior to March 23, 2001 either (i) Key Employee's employment with the Company is terminated for Cause; or (ii) Key Employee terminates employment with the Company without Good Reason. For purposes of this paragraph, "Cause" and "Good Reason" shall have the same meaning as ascribed to those terms in Exhibit C attached to the March 23, 1998 letter to Key Employee from Leo Mullin.

The amount of Supplemental Retirement Income paid under this Agreement will be adjusted when and if the amount in (b) above increases or decreases as a result of a change in the Restrictions, including cost of living adjustments to such Restrictions.

         4. Supplemental Disability Income. Subject to Sections 8 and 18, the Company agrees to pay Key Employee at the time set forth below a supplemental monthly disability income ("Supplemental Disability Income") equal to (a) minus
(b), where

                  (a) equals the monthly disability benefit which the Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) if the Restrictions were not in effect and taking into account his or her elections under the Delta Air Lines, Inc. DELTAFLEX Plan; and

                  (b) equals the monthly disability benefit which the Key Employee actually receives from the Disability and Survivorship Plan beginning on the Benefit Commencement Date, taking into account his or her elections under the Delta Air Lines, Inc. DELTAFLEX Plan.

The amount of Supplemental Disability Income paid under this Agreement will be adjusted as permitted under the Plan, and if the amount in (b) above increases or decreases as a result of a change in the Restrictions.

         5. Supplemental Monthly Survivor Income. Subject to Sections 8 and 18, the Company agrees to pay to Eligible Family Member(s) (as defined in the Disability and Survivorship Plan) of Key Employee at Key Employee's death a supplemental monthly survivor income ("Supplemental Survivor Income") equal to
(a) minus (b), where

                  (a) equals the monthly survivor benefit which the Eligible Family Member (s) of Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) without considering any Restrictions on any benefit plan; and

                  (b) equals the monthly survivor benefit which the Eligible Family Member(s) of Key Employee actually receives under the terms of the Disability and Survivorship Plan.

The amount of Supplemental Survivor Income paid under this Agreement will be adjusted as permitted under the Plan and the Code to account for, inter alia, changes in the number of Eligible Family Members.

         6. Benefit Commencement Date; Cessation of Benefits. Subject to Section 18 (Change In Control), the Company shall commence payment of the Supplemental Retirement Income as of the Benefit Commencement Date under the Retirement Plan and the Supplemental Disability or Survivor Income as of the Benefit Commencement Date under the Disability and Survivorship Plan. Subject to Section 18, Benefit Commencement Date under this Agreement shall mean the day that the retirement income benefit, disability benefit or survivor benefit, as the case may be, commences under the Retirement Plan or Disability and Survivorship Plan with respect to Key Employee or his Spouse, or Eligible Family Member(s); Supplemental Retirement Income will cease upon the death of the last to die of Key Employee or, if applicable, his Spouse, or if changes in the Restrictions permit the full benefit due under the Retirement Plan to be paid from the Retirement Plan and the Retirement Plan assumes such full payment, or if full payment of retirement benefits due hereunder have already been made. Supplemental Disability Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that Plan and the Disability and Survivorship Plan assumes such full payment or when the Key Employee is no longer eligible for disability benefits under that Plan. Supplemental Survivor Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that plan, and the Disability and Survivorship Plan assumes full payment of the benefit amount or when there are no remaining Eligible Family Member(s) under that Plan. Subject to Section 18, all benefits payable hereunder may cease pursuant to Section 8 at any time.

         7. Supplemental Lump Sum Death Benefit. Subject to Sections 8 and 18, the Company agrees to pay to the named beneficiary (as designated by Key Employee for the Basic Life Benefit under the Disability and Survivorship Plan) of Key Employee at Key Employee's death, a supplemental lump sum death benefit in the amount necessary to provide a total lump sum death benefit of $50,000 when combined with the Basic Life Benefit actually provided by the Disability and Survivorship Plan.

         8. Certain Restrictions. Subject to Section 18 and the last sentence of this section, or unless waived by the Committee under circumstances the Committee deems appropriate, if a Key Employee terminates active employment with the Company prior to his Normal Retirement Date and within two years of such termination directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person (as defined in Section 18) who is in direct and substantial competition with the air transportation business of the Company or any of its subsidiaries, then (a) if benefits under this Agreement shall have not yet commenced, no benefits shall be paid under this Agreement to such Key Employee, his Spouse, Eligible Family Member or beneficiary; and (b) if benefits under this Agreement have commenced, no further benefits shall be paid. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interest of the Company. This section shall be deemed waived, but only with respect to the Supplemental Retirement Income, if at any time subsequent to March 23, 2001 either (i) Key Employee's employment with the Company is terminated for Cause; or (ii) Key Employee terminates his employment with the Company without Good Reason; provided "Cause" and "Good Reason" shall have the same meaning as ascribed to those terms in Exhibit C attached to the letter dated March 23, 1998 to Key Employee from Leo Mullin.

         9. Funding of Benefit. Subject to Section 18 (Change In Control) the benefits provided by this Agreement shall be paid, as they become due, from the Company's general assets or by such other means as the Company deems advisable, including a trust or trusts established by the Company; provided however, if such trusts are established, benefits shall be payable from such trusts only as and to the extent provided therein. To the extent Key Employee acquires the right to receive payments from the Company under this Agreement, such right shall be no greater than that of a general creditor of the Company. The Company shall have complete discretion under this Agreement to account for and report, or to refrain from accounting for or reporting, its liabilities under this Agreement. In the event that the Company in its sole discretion establishes a reserve or bookkeeping account for the benefits payable under this Agreement, the Key Employee shall have no proprietary or security interest in any such reserve or account.

         10. Nonassignability of Benefits. No benefit payable under this Agreement may be assigned, transferred, encumbered or subjected to legal process for the payment of any claim against Key Employee, his Spouse, Eligible Family Member, or beneficiary.

         11. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Key Employee the right to be retained in the service of the Company or to deny the Company any right it may have to discharge Key Employee at any time, subject to the Company's obligation to provide benefits and amounts as may be required hereunder.

         12. Arbitration. The parties acknowledge that any claims or controversy arising out of this Agreement is subject to arbitration in accordance with the Plans.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of laws rules.

         14. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

         15. Amendment. This writing, including any terms or documents incorporated herein by reference, supersedes any previous excess benefit agreement between Key Employee and the Company. This Agreement may not be modified orally, but only by writing signed by the parties hereto.

         16. Notice. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be delivered personally (including by courier) or mailed by certified mail, return receipt requested. Refusal to acknowledge receipt of such notice shall constitute receipt of such notice upon the date it is returned to the sender. Any notice under this Agreement shall be sent to Key Employee, Spouse, his Eligible Family Member or beneficiary at the last known address of such person as reflected in the Company's records. Notice to the Company or the Committee shall be sent to:

                         Delta Air Lines, Inc.
                         Law Department
                         1030 Delta Boulevard
                         Atlanta, Georgia 30320
                         Attention:  Robert S. Harkey,
                                     Senior Vice President - General Counsel

         17. Form of Payment; No Elections. Subject to Section 18 (Change In Control), Key Employee shall not be permitted to exercise any election under the Plans which affects the date of commencement, manner or form in which Key Employee's Supplemental Retirement Income is paid. In addition, no election under the Retirement Plan shall affect the manner or form in which Supplemental Retirement Income is paid under the Plans. If Key Employee becomes entitled to Supplemental Retirement Income under this Excess Benefit Agreement, such benefit shall automatically be paid commencing with the date payments under the Retirement Plan begin as follows:

                  (a) In every case in which the form of benefit payable under the Retirement Plan is automatic and does not depend on the election of the Participant thereunder, Supplemental Retirement Income under this Excess Benefit Agreement shall automatically be paid in the identical form that it is payable under the Retirement Plan.

                  (b) In the case of any Key Employee who becomes eligible for Early Retirement under the Retirement Plan and is eligible to elect the level income option thereof, such Key Employee's Supplemental Retirement income under this Agreement, if any, shall be automatically payable in the form that would have been payable disregarding any election by such Key Employee of the level income option.


         18. Change In Control. Notwithstanding anything in this Agreement to the contrary, in the event Key Employee has rights under an Executive Retention Protection Agreement with the Company at the time a Change In Control (as defined below) occurs, the Company shall, if not previously established, establish a grantor trust (the "Trust") to provide benefits payable under this Agreement and the Plans. Subject to the following paragraph, the Company shall promptly cause to be irrevocably deposited in such Trust for the benefit of Key Employee and his or her beneficiaries, on the terms set forth below, an amount equal to the balance as of the date of such deposit of Key Employee's accrued benefit under the Plans and Agreement, regardless of whether such benefit is vested. From and after the date of such Change In Control, the Company shall cause to be irrevocably deposited in the Trust any additional accruals under the Plans and Agreement, regardless of whether such benefit is vested.

         The instrument governing the Trust shall, to the extent reasonably necessary to assure that the Plans and this Agreement will continue to be treated as "unfunded" for purposes of ERISA and the Code, provide that upon insolvency of the Company, the assets of the trust will be subject to the claims of the Company's general creditors. The Trust instrument shall provide that in all other respects the assets of the Trust will be maintained for the exclusive benefit of Key Employee and his or her beneficiaries, and will otherwise be subject to all fiduciary and other requirements of applicable state trust law.

         In addition, in the event Employee's employment terminates as a result of a Qualifying Event (as defined in any Executive Retention Protection Agreement between Key Employee and the Company), Section 8 of this Agreement shall be deemed waived and Section 6 of the 1991 Delta Excess Benefit Plan and
Section 6 of the Delta Supplemental Excess Benefit Plan shall not be applicable to Key Employee. Further, the timing and payments of any retirement benefits to be provided hereunder shall be governed by, and subject to, the terms of said Executive Retention Protection Agreement to the extent such Agreement provides for accelerated payments of retirement benefits otherwise payable under this Agreement.

         For purposes of this Agreement, "Change In Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                           (a) Any Person (other than an Excluded Person)
                  acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                           (b) During any period of two consecutive years (not
                  including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                           (c) A reorganization, merger or consolidation of the
                  Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (d) The shareholders of the Company approve (i) a
                  complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Key Employee, if Key Employee is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  As used in the above definition, the terms "Person", "Excluded Person", "Affiliate", "Associate", "Beneficial Ownership", "Voting Stock", "Board", "Exchange Act", "Holding Company", and "Effective Date" shall have the same meaning as ascribed to those terms in the then current Executive Retention Protection Agreement between the Company and Key Employee.




         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date(s) shown below.


                                       DELTA AIR LINES, INC.


                                       By:
                                          -----------------------------
                                          Leo F. Mullin
                                          President and Chief Executive Officer


                                       Date:
                                            ---------------------------



                                        -------------------------------
                                        Warren C. Jenson

                                        Date:
                                             --------------------------